UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2004

HRPT PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-9317 (Commission file number)	04-6558834 (I.R.S. employer identification number)

400 Centre Street, Newton, Massachusetts (Address of principal executive offices)	02458 (Zip code)

Registrant’s telephone number, including area code:  617-332-3990

Explanatory Note

On June 24, 2004, HRPT Properties Trust filed a Current Report on Form 8-K (the “Original Form 8-K”) providing, among other information, Statements of Revenues and Certain Operating Expenses of Hallwood Realty Partners, L.P. for the Three Months Ended March 31, 2004 (unaudited) and for the Year Ended December 31, 2003. The purpose of this amendment is to amend the Original Form 8-K to add a conformed copy of the signature of Deloitte & Touche LLP to the Report of Independent Registered Public Accounting Firm relating to the above-referenced financial statements, which signature was inadvertently omitted from the electronically filed version of the Original Form 8-K. This Current Report on Form 8-K/A does not update or change any information in the Original Form 8-K.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements Under Rule 3-14 of Regulation S-X

Statements of Revenues and Certain Operating Expenses for Hallwood Realty Partners, L.P.

Report of Independent Registered Public Accounting Firm	F-1
Statements of Revenues and Certain Operating Expenses for the Three Months Ended March 31, 2004 (unaudited), and for the Year Ended December 31, 2003	F-2
Notes to Statements of Revenues and Certain Operating Expenses	F-3

Neither the Company nor its affiliates are related to the seller of these properties. The historical financial statements listed in Item 7 (a) present the results of operations of the Hallwood properties during periods prior to their expected acquisition by HRPT Properties Trust (“HRP”) and exclude, as permitted by Rule 3-14 of Regulation S-X, items of revenue and expense which are not comparable to the expected future operations by HRP. In assessing the Hallwood properties, HRP considered each property’s revenue sources, including those which have been affected, and are expected to be affected in the future by factors including, but not limited to, demand, supply and competitive factors present in the local and national markets for office and industrial space and the ability of tenants to make payments when due. HRP also considered each property’s expenses including, but not limited to, utility costs, tax rates and other expenses, and the portion of such expenses which may be recovered from tenants. Changes in these factors or as a result of other factors described in the notes to the pro forma data provided below will cause future operating results to differ from the historical and pro forma operating results presented, but can not be predicted at this time.

(b)	Pro Forma Financial Data

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements	*
Unaudited Pro Forma Condensed Consolidated Balance

1

Sheet as of March 31, 2004	*
Unaudited Pro Forma Condensed Consolidated Statement of Income for the Three Months Ended March 31, 2004	*
Unaudited Pro Forma Condensed Consolidated Statement of Income for the Year Ended December 31, 2003	*
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	*

(c)	Exhibits

23.1 Consent of Deloitte & Touche LLP	*

* Filed as part of the Original Form 8-K.

2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of Hallwood Realty Partners, L.P.

We have audited the accompanying statement of revenues and certain operating expenses (the “Statement”) of Hallwood Realty Partners, L.P. (the “Partnership”) for the year ended December 31, 2003. The Statement is the responsibility of the Partnership’s management. Our responsibility is to express an opinion on the Statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audit of the Statement provides a reasonable basis for our opinion.

The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Form 8-K and incorporation by reference into Registration Statements on Form S-3 of HRPT Properties Trust) as described in Note 2 to the Statement and is not intended to be a complete presentation of the Partnership’s revenues and expenses.

In our opinion, the Statement presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Statement of the Partnership for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP DELOITTE & TOUCHE LLP

Dallas, Texas
June 21, 2004

HALLWOOD REALTY PARTNERS, L.P.

STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
THREE MONTHS ENDED MARCH 31, 2004 (UNAUDITED) AND
YEAR ENDED DECEMBER 31, 2003

	Three months ended March 31, 2004 (unaudited)	Year ended December 31, 2003
REVENUES:
Property operations	$17,535,692	$68,167,426
Parking, construction and tenant services	1,335,115	4,132,750
Total revenues	18,870,807	72,300,176

EXPENSES:
Property operations	5,264,746	20,711,348
Parking, construction and tenant services	818,818	2,239,866
Real estate taxes and insurance	1,805,784	7,145,686
Marketing and leasing	128,028	517,643

Total expenses	8,017,376	30,614,543

REVENUES IN EXCESS OF CERTAIN OPERATING EXPENSES	$10,853,431	$41,685,633

See notes to statements of revenues and certain operating expenses.

HALLWOOD REALTY PARTNERS, L.P.

NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
THREE MONTHS ENDED MARCH 31, 2004 (UNAUDITED) AND YEAR ENDED DECEMBER 31, 2003

1.	NATURE OF THE PARTNERSHIP’S BUSINESS

Hallwood Realty Partners, L.P. (“HRPLP”), a publicly traded Delaware limited partnership, operates in the commercial real estate industry. HRPLP’s activities include the acquisition, ownership and operation of its commercial real estate assets. Units representing limited partnership interests are traded on the American Stock Exchange under the symbol “HRY.”

Hallwood Realty, LLC (“Realty”), a Delaware limited liability company and indirectly wholly-owned subsidiary of The Hallwood Group Incorporated, is HRPLP’s general partner and is responsible for asset management of HRPLP and its properties, including decision-making responsibility for financing, refinancing, acquiring and disposing of properties. In addition, Realty provides general operating and administrative services to HRPLP. Hallwood Commercial Real Estate, LLC (“HCRE”), another indirectly wholly owned subsidiary of The Hallwood Group Incorporated, provides property management, leasing and construction supervision services to the properties.

On April 16, 2004, HRPLP announced that it and certain of its affiliates have entered into an Agreement and Plan of Merger with HRPT Properties Trust (“HRPT”), pursuant to which HRPLP will merge with a subsidiary of HRPT. As a result of the merger, HRPLP will become a wholly-owned subsidiary of HRPT and will no longer be a publicly traded limited partnership.

As of December 31, 2003, HRPLP owned 15 real estate assets (“the Properties”) located in six states and containing 5,207,000 net rentable square feet as follows (unaudited):

Name and location	Description	Net Rentable Square Feet	Percentage Leased as of 12/31/2003

Airport Plaza San Diego, California	three story office building	48,637	86%

Allfirst Building Baltimore, Maryland	22 story office building	343,080	98%

Bellevue Corporate Plaza Bellevue, Washington	ten story office building	242,861	75%

Bradshaw Business Parks Sacramento and Rancho Cordova, California	21 single story office/warehouse buildings at four sites	452,838	93%

Corporate Square Atlanta, Georgia	10 one to seven story office buildings	598,929	99%

Executive Park Atlanta, Georgia	26 one to six story office buildings	1,021,332	83%

Fairlane Commerce Park Dearborn, Michigan	11 single story buildings in office/industrial park	416,056	88%

Fountain View Business Center San Diego, California	3 three story office buildings	89,432	77%

Gulley Road Industrial Park Dearborn, Michigan	5 single story buildings in an industrial park	154,360	75%

Montrose Office Center Rockville, Maryland	ten story office building	147,357	98%

Parklane Towers Dearborn, Michigan	twin 15 story office buildings	486,867	76%

Raintree Industrial Park Solon, Ohio	14 single story buildings in office/industrial complex	795,198	78%

Riverbank Plaza San Diego, California	2 three story office buildings	40,222	100%

Andover Executive Park Tukwila, Washington	14 single story buildings in an office/industrial park	231,123	90%

West Valley Industrial Park Kent, Washington	3 single story buildings in an industrial park	138,296	97%

Leases generally require the Properties’ tenants to pay fixed rents, plus a proportionate share of certain building operating costs and real property taxes. Revenue from property operations includes expense recoveries of $4,166,000 in 2003. In addition, certain leases include provisions for annual rental adjustments. Some leases contain provisions that allow tenants to terminate their leases prior to normal expiration. At December 31, 2003, the Properties, in the aggregate, were approximately 86% leased. The following table sets forth the minimum cash rental payments to be received from leases in place as of December 31, 2003 (in thousands):

Year Ending December 31	Payments from Leases without Early Termination Rights	Payments from Leases with Early Termination Rights	Total

2004	$ 57,370	$ 39	$ 57,409
2005	47,308	2,300	49,608
2006	35,049	1,588	36,637
2007	26,016	3,936	29,952
2008	19,905	5,688	25,593
Thereafter	61,094	42,446	103,540
Totals	$246,742	$55,997	$302,739

As of December 31, 2003, the General Services Administration of the U.S. Government (“GSA”) leased 396,000 square feet of office space at Executive Park, under six leases which expire between 2004 and 2015. Also, as of December 31, 2003, GSA leased 353,000 square feet of office space at Corporate Square under three leases, which expire in 2004, 2013 (with a right to terminate in 2008) and 2020. The GSA accounted for 17% of revenues in 2003.

Revenues from property operations on the Statements of Revenues and Certain Operating Expenses (the “Statements”) include the effect of amortizing the aggregate minimum lease payments on a straight-line basis over the entire terms of the leases, which amounted to an increase in rental income of $275,215 and $1,808,090 for the three months ended March 31, 2004 (unaudited) and for the year ended December 31, 2003, respectively.

2.	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation—The Statements have been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires that certain information with respect to real estate operations be included with certain SEC filings. The Statements for the three months ended March 31, 2004 (unaudited) and for the year ended December 31, 2003, include the historical revenues and certain operating expenses of the Properties, exclusive of certain historical expenses such as corporate expenses, mortgage interest, and depreciation and amortization (collectively, the “Excluded Items”), which may not be comparable to amounts expected to be incurred in the future.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Properties’ management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition—The Properties operations consist of rental income earned from tenants under leasing arrangements which generally provide for minimum rents and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases. Rental income is recognized by amortizing the aggregate minimum lease payments on a straight-line basis over the entire term of the leases. Revenues from expense recoveries are recorded when earned.

Repairs and Maintenance—Expenditures for repairs and maintenance are expensed as incurred.

3.	RELATED PARTY TRANSACTIONS

HRPLP pays certain fees to Realty in connection with its ongoing management, including an asset management fee, acquisition fees and disposition fees. Specifically, HRPLP pays an asset management fee equal to 1% of the net aggregate base rents of the Properties.

HRPLP pays HCRE compensation in connection with the management of the Properties. The management contracts with HCRE, which were scheduled to expire June 30, 2004, were amended in April 2004. These contracts will now expire on the later of the closing date of the proposed merger with HRPT or six months from the termination of the planned merger. The contracts provide for basic property management fees equal to 2.85% of cash collected from the Properties’ tenants.

HRPLP compensates Realty and HCRE for services provided to it and its Properties as described above and HRPLP reimburses Realty and HCRE, at cost, for certain expenses. In particular, since HRPLP does not directly employ any individuals, the compensation and other costs related to approximately 70 employees rendering services on behalf of HRPLP and its properties are reimbursed to Realty and HCRE by HRPLP. The following table sets forth such compensation and reimbursements paid by HRPLP which are included in the Statements of Revenues and Certain Operating Expenses:

	Entity Paid or Reimbursed	Three months ended March 31, 2004 (unaudited)	Year ended December 31, 2003
Asset management fee	Realty	$152,674	$ 604,824
Property management fee	HCRE	512,125	1,986,770
Reimbursement of costs	HCRE	986,539	3,932,204

4.	COMMITMENTS AND CONTINGENCIES

M&T Bank, formerly Allfirst Bank, the principal tenant of the Allfirst Building, has an option to purchase the building from HRPLP for $28,000,000 in 2006.

The environmental laws of the federal government and of certain state and local governments impose liability on current property owners for the cleanup of hazardous and toxic substances discharged on such property. This liability may be imposed without regard to the timing, cause or person responsible for the release of such substances onto the property. HRPLP could be subject to an additional liability in the event that it owns properties having such environmental problems. Parklane Towers, as well as certain other properties to a lesser extent, are known to contain asbestos. Removal of asbestos at HRPLP’s properties is not required because it is cementitious, it is not friable, and because the procedures in HRPLP’s site environmental program Operations and Maintenance Manual are performed as required.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HRPT PROPERTIES TRUST By: /s/ John C. Popeo Name: John C. Popeo Title: Treasurer and Chief Financial Officer Dated: August 4, 2004